Exhibit 99.1

Fabrinet Announces Second Quarter 2014 Financial Results

BANGKOK, Thailand – February 3, 2014 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the second quarter ended December 27, 2013.

Fabrinet reported total revenue of $178.6 million for the second quarter of fiscal 2014, an increase of 6.7% compared to total revenue of $167.4 million for the comparable period in fiscal 2013. GAAP net income for the second quarter of fiscal 2014 was $14.5 million, or $0.41 per diluted share, compared to GAAP net income of $16.7 million, or $0.48 per diluted share, in the second quarter of fiscal 2013. Non-GAAP net income in the second quarter of fiscal 2014 was $16.0 million, or $0.45 per diluted share, an increase of 15.9% compared to non-GAAP net income of $13.8 million, or $0.39 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “I am pleased with the results that we delivered in the second quarter, which included both sequential and year-over-year growth in revenue, gross margin and non-GAAP earnings per share. We remain committed to delivering world-class support to our customers and profitable growth to our shareholders.”

Business Outlook

Based on information available as of February 3, 2014, Fabrinet is issuing guidance for the third quarter of fiscal 2014 as follows:

Fabrinet expects third quarter revenue to be in the range of $162 million to $166 million. GAAP net income per share is expected to be in the range of $1.31 to $1.33 with expected non-GAAP net income per share of $0.32 to $0.34, based on approximately 36 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second Quarter 2014 Financial Results Conference Call
When:	Monday, February 3, 2014
Time:	5:00 p.m. ET

Live Call:     (888) 357-3694, domestic

(253) 237-1137, international

Passcode: 31255989

Replay:	(855) 859-2056, domestic

(404) 537-3406, international

Passcode: 31255989

Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

Investor Conferences

Management will be participating in the Stifel Nicolaus Technology, Internet & Media Conference in San Francisco on Tuesday, February 11, 2014; and the Morgan Stanley Technology, Media & Telecom Conference in San Francisco on Tuesday, March 4, 2014.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the third quarter of fiscal 2014. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on November 5, 2013. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses and income related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of December 27, 2013 and June 28, 2013

(in thousands of U.S. dollars, except share data)	December 27, 2013	June 28, 2013
Assets
Current assets
Cash and cash equivalents	$180,058	$149,716
Trade accounts receivable, net	121,772	118,475
Inventory, net	96,705	88,962
Deferred tax assets	2,014	1,937
Prepaid expenses	902	1,931
Other current assets	2,494	3,505

Total current assets	403,945	364,526

Non-current assets
Property, plant and equipment, net	97,316	97,206
Intangibles, net	113	164
Deferred tax assets	2,937	2,905
Deposits and other non-current assets	95	107

Total non-current assets	100,461	100,382

Total assets	$504,406	$464,908

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$9,668	$9,668
Trade accounts payable	88,025	77,139
Income tax payable	580	1,825
Deferred tax liability	2,778	2,481
Accrued payroll, bonus and related expenses	7,484	6,220
Accrued expenses	3,552	3,121
Other payables	5,800	5,163
Liabilities to third parties due to flood losses	1,538	9,812

Total current liabilities	119,425	115,429

Non-current liabilities
Long-term loans from bank, non-current portion	14,409	19,243
Severance liabilities	4,532	4,382
Other non-current liabilities	557	536

Total non-current liabilities	19,498	24,161

Total liabilities	138,923	139,590

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 27, 2013 and June 28, 2013)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,034,181 shares and 34,634,967 shares issued and outstanding as of December 27, 2013 and June 28, 2013, respectively)	350	346
Additional paid-in capital	77,526	71,101
Retained earnings	287,607	253,871

Total shareholders’ equity	365,483	325,318

Total Liabilities and Shareholders’ Equity	$504,406	$464,908

Fabrinet

Consolidated Statements of Operations

For the three and six months ended December 27, 2013 and December 28, 2012

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
(in thousands of U.S. dollars, except share data)	2013	2012	2013	2012
Revenues	$178,562	$167,426	$350,113	$326,051
Cost of revenues	(158,032)	(149,056)	(310,938)	(289,959)

Gross profit	20,530	18,370	39,175	36,092
Selling, general and administrative expenses	(6,913)	(5,787)	(13,607)	(11,646)
Income related to flooding	—	4,825	6,597	9,645

Operating income	13,617	17,408	32,165	34,091
Interest income	338	271	702	459
Interest expense	(188)	(263)	(394)	(549)
Foreign exchange (loss) gain, net	(788)	(170)	300	107
Other income	187	183	371	373

Income before income taxes	13,166	17,429	33,144	34,481
Income tax benefit (expense)	1,373	(747)	592	(1,780)

Net income	$14,539	$16,682	$33,736	$32,701

Earnings per share
Basic	$0.42	$0.48	$0.97	$0.95
Diluted	$0.41	$0.48	$0.95	$0.94
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	34,882	34,517	34,778	34,501
Diluted	35,583	34,804	35,361	34,737

Fabrinet

Consolidated Statements of Cash Flows

For the six months ended December 27, 2013 and December 28, 2012

	Six Months Ended
	December 27,	December 28,
(in thousands of U. S. dollars)	2013	2012
Cash flows from operating activities
Net income for the period	$33,736	$32,701
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,030	5,002
Amortization of intangibles	51	142
Gain on disposal of property, plant and equipment	(1)	(1)
Income related to flooding	(6,597)	(9,645)
Proceeds from insurers for business interruption losses related to flooding	—	4,741
Proceeds from insurers for inventory losses related to flooding	6,597	—
Reversal of allowance for doubtful accounts	(53)	(36)
Unrealized loss (gain) on exchange rate and fair value of derivative	681	(722)
Share-based compensation	3,060	2,632
Deferred income tax	188	1,443
Other non-cash expenses	232	703
Reversal of uncertain tax positions	(1,538)	(588)
Inventory obsolescence (reversal of)	104	(376)
Changes in operating assets and liabilities
Trade accounts receivable	(3,244)	(3,069)
Inventory	(7,856)	3,918
Other current assets and non-current assets	171	1,342
Trade accounts payable	10,886	(12,256)
Income tax payable	232	371
Other current liabilities and non-current liabilities	1,099	(1,573)
Liabilities to third parties due to flood losses	(5,974)	(6,797)

Net cash provided by operating activities	36,804	17,932

Cash flows from investing activities
Purchase of property, plant and equipment	(4,198)	(6,085)
Purchase of Intangibles	—	(1)
Proceeds from disposal of property, plant and equipment	1	2
Proceeds from insurers in settlement of claims related to flood damage	—	4,904

Net cash used in investing activities	(4,197)	(1,180)

Cash flows from financing activities
Repayment of long-term loans from bank	(4,834)	(4,834)
Proceeds from issuance of ordinary shares under employee share option plans	3,531	167
Withholding tax related to net share settlement of restricted share units	(162)	(10)

Net cash used in financing activities	(1,465)	(4,677)

Net increase in cash and cash equivalents	$31,142	$12,075

Fabrinet

Consolidated Statements of Cash Flows

For the six months ended December 27, 2013 and December 28, 2012

	Six Months Ended
	December 27,	December 28,
(in thousands of U.S. dollars)	2013	2012
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$149,716	$115,507
Increase in cash and cash equivalents	31,142	12,075
Effect of exchange rate on cash and cash equivalents	(800)	516

Cash and cash equivalents at end of period	$180,058	$128,098

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	December 27,	December 27,	December 28,	December 28,	December 27,	December 27,	December 28,	December 28,
	2013	2013	2012	2012	2013	2013	2012	2012
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	14,539	0.41	16,682	0.48	33,736	0.95	32,701	0.94
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	291	0.01	299	0.01	598	0.02	644	0.02

Total related to gross profit	291	0.01	299	0.01	598	0.02	644	0.02

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,206	0.03	1,079	0.03	2,462	0.07	1,988	0.06

Total related to selling, general and administrative expenses	1,206	0.03	1,079	0.03	2,462	0.07	1,988	0.06

Related to other incomes and other expenses:
Income related to flooding	—	—	(4,825)	(0.14)	(6,597)	(0.19)	(9,645)	(0.27)

Total related to other incomes and other expenses	—	—	(4,825)	(0.14)	(6,597)	(0.19)	(9,645)	(0.27)

Related to income tax expense
Income tax expense	—	—	594	0.02	—	—	907	0.03

Total related to income tax expense	—	—	594	0.02	—	—	907	0.03

Total related to net income & EPS	1,497	0.04	(2,853)	(0.08)	(3,537)	(0.10)	(6,106)	(0.17)

Non-GAAP measures	16,036	0.45	13,829	0.39	30,199	0.85	26,595	0.76

Shares used in computing diluted net income per share
GAAP diluted shares		35,583		34,804		35,361		34,737
Non-GAAP diluted shares		35,583		35,190		35,361		35,086